Frontier Airlines Reports Third Quarter 2023 Financial Results
DENVER - October 26, 2023 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the third quarter of 2023 and issued guidance for the fourth quarter.
Third Quarter 2023 Summary:
•Total operating revenues were $883 million, 3 percent lower than the 2022 quarter, on capacity growth of 21 percent
•Cost per available seat mile ("CASM") was 9.66 cents, a decline of 9 percent over the 2022 quarter
•Achieved adjusted CASM (excluding fuel), a non-GAAP measure, of 6.66 cents, 3 percent lower than the 2022 quarter
•Pre-tax margin was (5.1) percent
•Took delivery of eight A321neo aircraft during the third quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 77 percent as of September 30, 2023, the highest of all major U.S. carriers
•Generated 103 available seat miles (“ASM”) per gallon, reaffirming Frontier's position as the most fuel-efficient of all major U.S. carriers and its ongoing commitment to being “America's Greenest Airline” as measured by ASMs per fuel gallon consumed

“Elevated fuel prices, uneven demand recovery, and operational disruptions all impacted third quarter results," commented Barry Biffle, President and CEO. "To strengthen our competitive position, we are focused on simplifying our operations, concentrating growth in underserved markets, delivering the lowest costs and enhancing our loyalty program offering. I'm extremely proud of Team Frontier for their unwavering resolve to deliver Low Fares Done Right.”
Third Quarter 2023 Select Financial Highlights
The following is a summary of third quarter select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages)
	Three Months Ended September 30,
	2023		2022
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$883	$883	$906	$906
Total operating expenses	$937	$937	$850	$861
Pre-tax income (loss)	$(45)	$(45)	$58	$47
Pre-tax income (loss) margin	(5.1)%	(5.1)%	6.4%	5.2%
Net income (loss)	$(32)	$(32)	$31	$33
Diluted earnings (loss) per share	$(0.14)	$(0.14)	$0.13	$0.15
Revenue Performance
Total operating revenue for the third quarter of 2023 was $883 million, reflecting a revenue per available seat mile (“RASM”) of 9.10 cents, on capacity growth of 21 percent as compared to the 2022 quarter. The RASM decrease from 11.27 cents in the 2022 quarter was driven by a 15 percent decrease in revenue per passenger to $115, a 2.5 percentage-point decrease in load factor to 80 percent, and stage length which was 2 percent longer compared to the 2022 quarter.
Ancillary revenue for the third quarter was $76 per passenger, 3 percent lower than the 2022 quarter.
Cost Performance
Total operating expenses for the third quarter of 2023 were $937 million, including $291 million of fuel expenses at an average cost of $3.08 per gallon. Total operating expenses (excluding fuel), a non-GAAP measure, were $646 million.
CASM was 9.66 cents in the third quarter of 2023, 9 percent lower than the 2022 quarter. CASM (excluding fuel), a non-GAAP measure, was 6.66 cents, 1 percent lower than the 2022 quarter, and 3 percent lower than the 2022 quarter on an adjusted, non-GAAP basis.
Earnings
Pre-tax loss for the third quarter of 2023 was $(45) million, reflecting a margin of (5.1) percent.
Net loss for the third quarter of 2023 was $(32) million.
Cash and Liquidity
Unrestricted cash and cash equivalents as of September 30, 2023 was $640 million. The Company has access to substantial liquidity, if desired, through its co-branded credit card program and related brand assets, based on similar debt financing by other airlines.
Fleet
As of September 30, 2023, Frontier had a fleet of 134 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2023 and 2035.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	10	180 - 186
A321ceo	21	230
A321neo	21	240
Total fleet	134
Frontier is “America's Greenest Airline” measured by ASMs per fuel gallon consumed. During the third quarter of 2023, Frontier generated 103 ASMs per gallon.
Frontier took delivery of eight A321neo aircraft during the third quarter of 2023, of which five were direct leases, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 77 percent as of September 30, 2023, the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of September 30, 2023, the Company had commitments for an additional 214 aircraft to be delivered through 2029, including purchase commitments for 67 A320neo aircraft and 147 A321neo aircraft, representing 69 percent of future committed deliveries.

Forward Guidance

The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
Looking to the fourth quarter, stage-adjusted, non-fuel unit costs are expected to sequentially improve and booking volume has stabilized, driven by low fare stimulation albeit at higher fuel prices. Fourth quarter capacity is expected to grow by 12 percent to 14 percent over the comparable 2022 quarter. Adjusted (non-GAAP) total operating expenses (excluding fuel) are expected to be $655 to $665 million. Fourth quarter adjusted (non-GAAP) pre-tax margin (excluding special items) is expected to be (6) percent to (9) percent, including the impact of the higher fuel cost environment.

The current forward guidance estimates for the fourth quarter 2023 are presented in the following table:

Fourth Quarter
2023(a)
Capacity growth (versus 4Q 2022)(b)	12% to 14%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$655 to $665
Average fuel cost per gallon(d)	$3.20 to $3.30
Effective tax rate(e)	20%
Adjusted (non-GAAP) pre-tax margin	(6%) to (9%)
Pre-delivery deposits, net of refunds ($ millions)	$90 to $105
Other capital expenditures ($ millions)(f)	$30
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(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity and the Company's continued investment in the post-pandemic recovery.
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on October 24, 2023 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)The Company’s fourth quarter actual tax rate may differ from the forecasted rate due to varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the fourth quarter, including the amount of non-deductible or other similar items, and the ultimate tax rate applicable to annual results.
(f)Other capital expenditures estimate includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss third quarter 2023 results today, October 26, 2023, at 11:00 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates 134 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier’s high-density seating configuration and weight-saving initiatives, have contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With more than 210 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages; the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned “Risk Factors” in the Company's reports and other documents filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share amounts)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2023	2022		2023	2022
Operating revenues:
Passenger	$862	$883	(2)%	$2,637	$2,361	12%
Other	21	23	(9)%	61	59	3%
Total operating revenues	883	906	(3)%	2,698	2,420	11%

Operating expenses:
Aircraft fuel	291	306	(5)%	827	856	(3)%
Salaries, wages and benefits	221	182	21%	635	528	20%
Aircraft rent	150	140	7%	429	401	7%
Station operations	133	101	32%	381	326	17%
Sales and marketing	41	42	(2)%	125	120	4%
Maintenance, materials and repairs	48	42	14%	145	107	36%
Depreciation and amortization	13	8	63%	36	36	—%
Transaction and merger-related costs, net	—	(12)	N/M	1	8	(88)%
Other operating	40	41	(2)%	119	128	(7)%
Total operating expenses	937	850	10%	2,698	2,510	7%
Operating income (loss)	(54)	56	N/M	—	(90)	N/M
Other income (expense):
Interest expense	(8)	(4)	100%	(21)	(16)	31%
Capitalized interest	7	3	133%	19	6	217%
Interest income and other	10	3	233%	28	5	460%
Total other income (expense)	9	2	350%	26	(5)	N/M
Income (loss) before income taxes	(45)	58	N/M	26	(95)	N/M
Income tax expense (benefit)	(13)	27	N/M	—	(18)	N/M
Net income (loss)	$(32)	$31	N/M	$26	$(77)	N/M
Earnings (loss) per share:
Basic (a)	$(0.14)	$0.13	N/M	$0.12	$(0.36)	N/M
Diluted (a)	$(0.14)	$0.13	N/M	$0.12	$(0.36)	N/M

Weighted-average common shares outstanding:
Basic (a)	220,837,983	217,720,426	1%	219,483,736	217,532,815	1%
Diluted (a)	220,837,983	219,878,940	—%	220,638,883	217,532,815	1%
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N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company's 4.9 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2023	2022		2023	2022
Operating statistics (a)
Available seat miles (ASMs) (millions)	9,697	8,040	21%	27,809	23,076	21%
Departures	48,627	42,627	14%	136,747	122,040	12%
Average stage length (miles)	996	974	2%	1,028	976	5%
Block hours	133,305	113,922	17%	385,129	329,533	17%
Average aircraft in service	128	112	14%	124	111	12%
Aircraft – end of period	134	115	17%	134	115	17%
Average daily aircraft utilization (hours)	11.3	11.1	2%	11.4	10.9	5%
Passengers (thousands)	7,697	6,704	15%	22,119	18,650	19%
Average seats per departure	200	193	4%	198	193	3%
Revenue passenger miles (RPMs) (millions)	7,755	6,635	17%	22,981	18,547	24%
Load Factor	80.0%	82.5%	(2.5) pts	82.6%	80.4%	2.2 pts
Fare revenue per passenger ($)	39.17	57.57	(32)%	43.65	55.49	(21)%
Non-fare passenger revenue per passenger ($)	72.77	74.18	(2)%	75.57	71.09	6%
Other revenue per passenger ($)	2.77	3.45	(20)%	2.74	3.18	(14)%
Total ancillary revenue per passenger ($)	75.54	77.63	(3)%	78.31	74.27	5%
Total revenue per passenger ($)	114.71	135.20	(15)%	121.96	129.76	(6)%
Total revenue per available seat mile (RASM) (¢)	9.10	11.27	(19)%	9.70	10.49	(8)%
Cost per available seat mile (CASM) (¢)	9.66	10.57	(9)%	9.70	10.88	(11)%
CASM (excluding fuel) (¢)	6.66	6.76	(1)%	6.73	7.17	(6)%
CASM + net interest (¢)	9.56	10.55	(9)%	9.61	10.90	(12)%
Adjusted CASM (¢)	9.66	10.71	(10)%	9.70	10.80	(10)%
Adjusted CASM (excluding fuel) (¢)	6.66	6.90	(3)%	6.72	7.09	(5)%
Adjusted CASM + net interest (¢)	9.56	10.68	(10)%	9.60	10.79	(11)%
Fuel cost per gallon ($)	3.08	3.85	(20)%	3.07	3.76	(18)%
Fuel gallons consumed (thousands)	94,459	79,566	19%	269,425	227,559	18%
Full-time equivalent employees (FTEs)	6,959	6,126	14%	6,959	6,126	14%
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(a)Figures may not recalculate due to rounding.

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss), as reported	$(32)	$31	$26	$(77)
Non-GAAP Adjustments:
Salaries, wages and benefits
Collective bargaining contract ratification(a)	—	1	—	2
Depreciation and amortization
Asset impairment(b)	—	—	—	7
Other operating expenses
Transaction and merger-related costs, net(c)	—	(12)	1	8
Interest expense
CARES Act – write-off of deferred financing costs due to paydown of loan(d)	—	—	—	7
Pre-tax impact	—	(11)	1	24
Tax benefit (expense), related to non-GAAP adjustments(e)	—	13	—	(3)
Net income (loss) impact	—	2	1	21

Adjusted net income (loss)(f)	$(32)	$33	$27	$(56)

Income (loss) before income taxes, as reported	$(45)	$58	$26	$(95)
Pre-tax impact	—	(11)	1	24
Adjusted pre-tax income (loss)(f)	$(45)	$47	$27	$(71)
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(a)Represents costs related to the collective bargaining contract ratification costs earned through May 2023 and committed to by the Company as part of an agreement with the union representing aircraft technicians that was ratified and became effective in May 2022.
(b)Represents a write-off of capitalized software development costs as a result of a termination of a vendor arrangement.
(c)For the nine months ended September 30, 2023, adjustments primarily represent $1 million in employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc. For the three and nine months ended September 30, 2022, adjustments represent $4 million and $16 million, respectively, in transaction costs, including banking, legal and accounting fees, and $9 million and $17 million, respectively, in employee retention costs incurred in connection with the terminated merger with Spirit, offset by $25 million in reimbursements from Spirit after the termination of the merger agreement in each of the three and nine months ended September 30, 2022.
(d)On February 2, 2022, the Company repaid the loan under its facility with the U.S. Department of the Treasury, which resulted in a one-time write-off of the remaining $7 million in unamortized deferred financing costs. This amount is a component of interest expense.
(e)For purposes of determining the tax rate applicable to Adjusted (i.e., non-GAAP) net income (loss) with respect to the three and nine months ended September 30, 2022, the Company established the adjusted effective tax rate by using September 30, 2022 actual results. In contrast, for all other interim periods, the Company determined the effective tax rate on a non-GAAP basis by using full year actual and projected results to determine the effective tax rate to calculate Adjusted net income (loss). Management believed the use of September 30, 2022 actuals to calculate an adjusted tax rate for the three and nine month interim periods then ended provided a more meaningful relationship between income tax expense and Adjusted pre-tax income (loss) than would be produced using the full year and projected results method due to the shift from an adjusted pre-tax loss in early 2022 to actual and forecasted profitability in the third and fourth quarters of 2022 combined with an expectation of annual adjusted pre-tax results being near break-even and the resulting impact of non-deductible items. GAAP permits the use of the actual results method under such circumstances. However, the foregoing methodology was applied solely to the non-GAAP presentation in the prior year periods. Income tax expense was calculated on a GAAP basis for all periods presented and on a non-GAAP basis for the current year using the estimated annual effective tax rate method which uses an expectation of full year pre-tax income (loss) in the determination of interim effective tax rates as this method does not produce significant variations in the customary relationship between income tax expense and pre-tax accounting income.
(f)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income and pre-tax income are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total operating expenses, as reported(a)	$937	$850	$2,698	$2,510
Transaction and merger-related costs, net	—	12	(1)	(8)
Asset impairment	—	—	—	(7)
Collective bargaining contract ratification	—	(1)	—	(2)
Adjusted total operating expenses(b)	937	861	2,697	2,493
Aircraft fuel	(291)	(306)	(827)	(856)
Adjusted total operating expenses (excluding fuel)(b)	$646	$555	$1,870	$1,637

Total operating expenses, as reported	$937	$850	$2,698	$2,510
Aircraft fuel	(291)	(306)	(827)	(856)
Total operating expenses (excluding fuel)(b)	$646	$544	$1,871	$1,654
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(32)	$31	$26	$(77)
Plus (minus):
Interest expense	8	4	21	16
Capitalized interest	(7)	(3)	(19)	(6)
Interest income and other	(10)	(3)	(28)	(5)
Income tax expense (benefit)	(13)	27	—	(18)
Depreciation and amortization	13	8	36	36
EBITDA(a)	(41)	64	36	(54)
Plus: Aircraft rent	150	140	429	401
EBITDAR(b)	$109	$204	$465	$347

EBITDA	$(41)	$64	$36	$(54)
Plus (minus)(c):
Transaction and merger-related costs, net	—	(12)	1	8
Collective bargaining contract ratification	—	1	—	2
Adjusted EBITDA(a)	(41)	53	37	(44)
Plus: Aircraft rent	150	140	429	401
Adjusted EBITDAR(b)	$109	$193	$466	$357
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(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended September 30,
	2023		2022
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.66		10.57
Aircraft fuel	(291)	(3.00)	(306)	(3.81)
CASM (excluding fuel)(c)		6.66		6.76
Transaction and merger-related costs, net	—	—	12	0.15
Collective bargaining contract ratification	—	—	(1)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.66		6.90
Aircraft fuel	291	3.00	306	3.81
Adjusted CASM(d)		9.66		10.71
Net interest expense (income)	(9)	(0.10)	(2)	(0.03)
Adjusted CASM + net interest(e)		9.56		10.68

CASM		9.66		10.57
Net interest expense (income)	(9)	(0.10)	(2)	(0.02)
CASM + net interest(e)		9.56		10.55
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Nine Months Ended September 30,
	2023		2022
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.70		10.88
Aircraft fuel	(827)	(2.97)	(856)	(3.71)
CASM (excluding fuel)(c)		6.73		7.17
Transaction and merger-related costs, net	(1)	(0.01)	(8)	(0.04)
Asset impairment	—	—	(7)	(0.03)
Collective bargaining contract ratification	—	—	(2)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.72		7.09
Aircraft fuel	827	2.98	856	3.71
Adjusted CASM(d)		9.70		10.80
Net interest expense (income)	(26)	(0.10)	5	0.02
CARES Act – write-off of deferred financing costs due to paydown of loan	—	—	(7)	(0.03)
Adjusted CASM + net interest(e)		9.60		10.79

CASM		9.70		10.88
Net interest expense (income)	(26)	(0.09)	5	0.02
CASM + net interest(e)		9.61		10.90
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Net Income (Loss) per Share to Adjusted Net Income (Loss) per Share
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) per share, diluted, as reported(a)(b)	$(0.14)	$0.13	$0.12	$(0.36)
Transaction and merger-related costs, net	—	(0.05)	—	0.04
Asset Impairment	—	—	—	0.03
Collective bargaining contract ratification	—	—	—	0.01
CARES Act — write-off of deferred financing costs due to paydown of loan	—	—	—	0.03
Tax benefit (expense), related to non-GAAP adjustments	—	0.07	—	(0.01)
Adjusted net income (loss) per share, diluted(c)	$(0.14)	$0.15	$0.12	$(0.26)
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted net income (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted net income (loss) per share has limitations as an analytical tool. Adjusted net income (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted net income (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted net income (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted net income (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted net income (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886